Exhibit 23.2
CONSENT OF DEGLOYER AND MACNAUGHTON

We have issued our reports, each dated October 25, 2023, on estimates of proved reserves, future production and income attributable to certain royalty interests acquired by Viper Energy Partners LP (now known as Viper Energy, Inc.) (“Viper”) from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP, prepared as of December 31, 2022 and December 31, 2021 (the “Reserve Reports”), included as Exhibit 99.4 and 99.5, respectively, in this Current Report on Form 8-K/A of Viper. As independent petroleum engineers, we hereby consent to (i) the inclusion of the Reserve Reports and the information contained therein and information from our prior reserve reports referenced in this Current Report on Form 8-K/A of Viper (this “Form 8-K/A”) and to all references to our firm in this Form 8-K/A and (ii) the incorporation by reference of the Reserve Reports in the Registration Statement on Form S-8 (File No. 333-196971) (the “S-8 Registration Statement”) and (ii) the use in the S-8 Registration Statement of the information contained in the Reserve Reports.

DeGloyer and MacNaughton

/s/ DeGloyer and MacNaughton

DEGLOYER AND MACNAUGHTON

Houston, Texas
November 13, 2023